UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Beginning on November 28, 2012, members of senior management of Meritor, Inc. (“Meritor”) will be meeting with certain qualified institutional buyers in connection with the proposed offering of debt securities described under Item 8.01 “Other Events” below and in such meetings will reiterate Meritor’s fiscal year 2013 outlook issued on November 14, 2012 and update information on certain actions taken or to be taken in fiscal year 2013. Copies of certain slides from the presentation by senior management are furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On November 28, 2012, Meritor announced that that it intended, subject to market and other conditions, to offer $150,000,000 aggregate principal amount at maturity of convertible senior notes due 2026 to qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The securities offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

     99.1 - Excerpt of slide presentation by senior management of Meritor, Inc.
     99.2 - Press release of Meritor, Inc., dated November 28, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: November 28, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Excerpt of slide presentation by senior management of Meritor, Inc.
99.2	Press release of Meritor, Inc., dated November 28, 2012.